UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2011
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico (State or other jurisdiction of incorporation)	001-34084 (Commission File Number)	66-0667416 (IRS Employer Identification Number)
209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918
(Address of principal executive offices)
(787) 765-9800
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 20, 2011, Popular, Inc. (the “Corporation”) announced that it had named Lidio Soriano as Executive Vice President for the Corporate Risk Management Group, effective August 1, 2011. Mr. Soriano is currently employed as a private consultant and has previously held various senior level positions with financial institutions in Puerto Rico. Mr. Soriano will succeed Amílcar Jordán, who is stepping down as Executive Vice President for the Corporate Risk Management Group. Mr. Jordán will remain employed by the Corporation until September 1, 2011, during which time he will assist with the transition of his duties to Mr. Soriano. No irregularities were involved with Mr. Jordán’s termination of employment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.
By	/s/ Ignacio Alvarez
Ignacio Alvarez
Executive Vice President and Chief Legal Officer

Date: July 20, 2011